Exhibit 99.1

reAlpha Appoints Mike Logozzo as CEO to Accelerate Growth

Founder Giri Devanur Transitions to Executive Chairman

DUBLIN, OHIO, – June 4, 2025 (GLOBE NEWSWIRE) – reAlpha Tech Corp. (Nasdaq: AIRE) (“reAlpha” or the “Company”), an AI-powered real estate technology company, today announced a strategic leadership transition to support its next phase of growth. Effective June 3, 2025, Mike Logozzo, President and Chief Operating Officer, has been appointed Chief Executive Officer, and Giri Devanur, reAlpha’s founder, Chairman of the Board and former Chief Executive Officer, has assumed the role of Executive Chairman of the Board. As part of this transition, Mr. Logozzo will serve as Interim Chief Operating Officer until a successor is identified.

Since joining reAlpha, Mr. Logozzo has played a pivotal role in the company’s momentum, serving as Chief Financial Officer and later as President and Chief Operating Officer. Under his guidance, reAlpha has expanded its national presence, launched the proprietary AI platform Claire, and enhanced its real estate, mortgage, and title capabilities. His proven success across operations, financial services, and innovation has been critical to reAlpha’s ongoing advancement.

“With the foundation firmly in place, now is the right time to evolve our leadership,” said Mr. Devanur. “We’ve built a strong platform, assembled a world-class team, and defined a clear vision. Mike has consistently demonstrated the operational expertise and strategic insight needed to execute at scale,” added Mr. Devanur. “I have great confidence in his ability to lead reAlpha into its next chapter.”

“I am honored to lead reAlpha into its next phase of growth,” said Mr. Logozzo. “We are uniquely positioned to transform the homebuying journey through technology, data, and integrated services. In partnership with our executive team and Board, I am fully committed to our customers and shareholders. Together, we will expand our national footprint, scale our end-to-end platform, and deliver long-term results across all facets of the business.”

This transition marks a strategic inflection point, reinforcing reAlpha’s focus on operational excellence and setting the stage for accelerated growth and innovation.

About reAlpha Tech Corp.

reAlpha Tech Corp. (Nasdaq: AIRE) is an AI-powered real estate technology company transforming the multi-trillion-dollar U.S. real estate services market. reAlpha is developing an end-to-end platform that streamlines the homebuying journey, including real estate brokerage, mortgage and title services. With a strategic, acquisition-driven growth model and a proprietary AI infrastructure, reAlpha is building a vertically integrated ecosystem designed to deliver a streamlined and more affordable path to homeownership. For more information, visit www.realpha.com.

Forward-Looking Statements

The information in this press release includes “forward-looking statements.” Any statements other than statements of historical fact contained herein, including statements about the appointment of Mr. Logozzo as Chief Executive Officer and Mr. Devanur as Executive Chairman of the Board and the anticipated benefits thereof, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “could”, “might”, “plan”, “possible”, “project”, “strive”, “budget”, “forecast”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: reAlpha’s ability to pay contractual obligations; reAlpha’s liquidity, operating performance, cash flow and ability to secure adequate financing; reAlpha’s limited operating history and that reAlpha has not yet fully developed its AI-based technologies; whether reAlpha’s technology and products will be accepted and adopted by its customers and intended users; reAlpha’s ability to commercialize its developing AI-based technologies; reAlpha’s ability to successfully enter new geographic markets; reAlpha’s ability to integrate the business of its acquired companies into its existing business and the anticipated demand for such acquired companies’ services; reAlpha’s ability to scale its operational capabilities to expand into additional geographic markets and nationally; the potential loss of key employees of reAlpha and of its subsidiaries; the outcome of certain outstanding legal proceedings against reAlpha; reAlpha’s ability to obtain, and maintain, the required licenses to operate in the U.S. states in which it, or its subsidiaries, operate in, or intend to operate in; reAlpha’s ability to successfully identify and acquire companies that are complementary to its business model; reAlpha’s ability to commercialize its developing AI-based technologies; the inability to maintain and strengthen reAlpha’s brand and reputation; any accidents or incidents involving cybersecurity breaches and incidents; the inability to accurately forecast demand for short-term rentals and AI-based real estate-focused products; the inability to execute business objectives and growth strategies successfully or sustain reAlpha’s growth; the inability of reAlpha’s customers to pay for reAlpha’s services; the inability of reAlpha to obtain additional financing or access the capital markets to fund its ongoing operations on acceptable terms and conditions; the outcome of any legal proceedings that might be instituted against reAlpha; changes in applicable laws or regulations, and the impact of the regulatory environment and complexities with compliance related to such environment; and other risks and uncertainties indicated in reAlpha’s U.S. Securities and Exchange Commission (“SEC”) filings. Forward-looking statements are based on the opinions and estimates of management at the date the statements are made and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking statements. Although reAlpha believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. reAlpha’s future results, level of activity, performance or achievements may differ materially from those contemplated, expressed or implied by the forward-looking statements, and there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking statements. For more information about the factors that could cause such differences, please refer to reAlpha’s filings with the SEC. Readers are cautioned not to put undue reliance on forward-looking statements, and reAlpha does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media Contact:

Cristol Rippe, Chief Marketing Officer

cristol@realpha.com

Investor Relations Contact:

Adele Carey, VP of Investor Relations
investorrelations@realpha.com